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                                                                    EXHIBIT 3.93

                                 STATE OF MAINE

                                     [LOGO]

                      DEPARTMENT OF THE SECRETARY OF STATE

         I, THE SECRETARY OF STATE OF MAINE, CERTIFY that according to the provisions of the Constitution and Laws of the State of Maine, the Department of the Secretary of State is the legal custodian of the Great Seal of the State of Maine which is hereunto affixed and that the paper to which this is attached is a true copy from the records of this Department.

                                                 IN TESTIMONY WHEREOF, I have
                                                 caused the Great Seal of the
                                                 State of Maine to be hereunto
                                                 affixed. Given under my hand at
                                                 August, Maine, this fifth day
                                                 of August 2003.

                                                        /s/ Dan Gwadosky
                                                 -------------------------------
                                                           DAN GWADOSKY
                                                        SECRETARY OF STATE

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         [ILLEGIBLE]                                 File No. 19910794 D Pages 2
based on authorized capital stock                    Fee Paid #105
                                                     DCM 1910000112198 AR
                                                     Filed 11/16/1990
                                STATE OF MAINE

  For Use By The           ARTICLES OF INCORPORATION
Secretary of States
                                      OF                  /s/ [ILLEGIBLE]
File No. 19910794D                                     -------------------------
                           U-Haul Co. of Maine, Inc.   Deputy Secretary of State
Fee Paid $30-$75.                                      A True Copy when Attested
                                                             By Signature
C.B.    --
                                                       Deputy Secretary of State
Date NOV 21, 1990

         Pursuant to 13A MRSA Section 403, the undersigned, acting as incorporator(s) of a corporation, adopt(s) the following Articles of
Incorporation:

         FIRST:   The name of the corporation is U-Haul Co. of Maine. Inc.

                  and it is located in Marine, at One Portland Square, Portland, ME 04112

         SECOND: The name of its Clerk, who must be a Maine resident, and the address of its registered office shall be:

                  Name Phillip singer
                  Street & Number 411 Marginal Way
                  City Portland, Maine   041.01
                                       (zip code)

         THIRD:   ("X" one box only)

         a. The number of directors constituting the initial board of directors of the corporation is One (See Section 703,1.A)

         b. If the initial directors have been selected, the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

      NAME                                              ADDRESS
John A. Lorentz                               2721 N. Central Avenue
                                              Phoenix, Arizona 85004

[ ] There shall be no directors initially: the shares of the corporation will not be sold to more than twenty (20) persons; the business of the corporation will be managed by the shareholders. (See Section 703.1.B.)

         FOURTH:  ("X" one box only)

                  The board of directors is [X] is not [ ] authorized to increase or decrease the number of directors.

                  If the board is so authorized, the minimum, if any, shall be one directors, (See Section 703.1.A.) and the maximum number, if any, shall be Three directors.

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         FIFTH:   ("X" one box only)

         [X]      There shall be only one class of shares, viz,     COMMON
                                                               (Title of Class)

                           Par value of each shares (if none, so state) $10.00.

                           Number of shares authorized 5,000.

         [ ]      There shall be two or more classes or shares.

                  The information required by Section 403 concerning each such class is set out in Exhibit____________ attached hereto and made a part hereof.

                                     SUMMARY

                  The aggregate par value of all authorized shares (of all classes) having a par value is $ 50,000.00.

                  The total number of authorized shares (of all classes) without par value is None shares.

         SIXTH:   ("X" one box only)

                  Meetings of the shareholders may [X] may not [ ] be held outside the State of Maine.

         SEVENTH  ("X" if applicable) There are no preemptive rights.[ ]

         EIGHTH: Other provisions of these articles, if any, including provisions for the regulation of the internal affairs of the corporation, are set out in Exhibit __________ attached hereto and made a part hereof.

DATED: October 29, 1990

        INCORPORATORS                           RESIDENCE ADDRESSES
      John A. Lorentz                    Street 2049 E. La Jolla Drive
----------------------------------
         (signature)

      /s/ [ILLEGIBLE]                          Tempe, Arizona 85282
_________________________________        ---------------------------------------
     (type or print name)                      (city, state and zip code)

_________________________________        Street ________________________________
         (signature)

_________________________________        _______________________________________
     (type or print name)                      (city, state and zip code)

_________________________________        Street ________________________________
         (signature)

_________________________________        _______________________________________
     (type or print name)                      (city, state and zip code)

For Corporate Incorporators

_________________________________        Street ________________________________

By ______________________________        _______________________________________
        signature                              (city, state and zip code)

_________________________________
(type or print name and capacity)

         ______________________________________________
         Articles are to be executed as follows:

                  If a corporation is an incorporator ($402), the name of the corporation should be typed and signed on its behalf by an officer of the corporation. The address of the principal place of business of the incorporator corporation should be given. The articles of incorporation must be accompanied by a certificate of an appropriate officer of the corporation certifying that the person executing the articles on behalf of the corporation was duly authorized to do so.

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